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                                                               EXHIBIT 10.67
                              PUT OPTION AGREEMENT




THIS AGREEMENT is made and entered into this _____ day of _______________, 1993, by and between RICHARD L. SILVA, whose principal address is 35 Sombrero Boulevard, Marathon, Florida 33050 ("Grantor"), and PCG OF THE FLORIDA KEYS, INC., a Nevada corporation, whose principal address is 3366 Riverside Drive, Columbus, Ohio 43221 ("Grantee").

WHEREAS, Grantor is the owner of Fifty-One (51) shares of common stock of WKKB, Inc., a Nevada corporation, which shares constitute Fifty-One Percent (51%) of all the issued and outstanding shares of WKKB, Inc., and Grantee is the owner of Forty-Nine (49) shares of WKKB, Inc., constituting the remaining Forty-Nine (49%) of the Company's shares; and

WHEREAS, Grantor is desirous of granting to Grantee an option, exercisable at Grantee's sole option, to repurchase all of Grantees Forty-Nine (49) shares of stock in WKKB, Inc., whereupon Grantor will become the owner of One Hundred Percent (100%) of all of the issued and outstanding stock of WKKB, Inc.

NOW, THEREFORE, WITNESSETH that in consideration of the mutual promises and covenants hereinafter stipulated, the parties hereto agree as follows:

1. GRANT OF OPTION. Grantor hereby grants to Grantee an irrevocable Option to sell to Grantor all of Grantee's Forty-Nine (49) shares of the common stock of WKKB, Inc. (the "Shares") in exchange for Grantor's payment of the sum of Twenty Thousand Dollars ($20,000), which sum shall constitute the full and absolute consideration to be paid by Grantor for the stock acquired hereunder. Grantor hereby acknowledges that upon execution hereof, Grantor has created an unconditional obligation on his part to pay to Grantee the foregoing consideration in the event Grantee exercises its Option hereunder, and that Grantor shall pledge certain collateral to Grantee contemporaneously herewith so as to secure the obligation created hereby.

2. TERM OF OPTION; MANNER OF EXERCISE; PAYMENT. This Option shall remain the valid and binding obligation of Grantor for a term of one (1) year from the date Station WKKB, Key Colony Beach, Florida, commences operation, and should Grantee fail to exercise the Option as hereinafter provided within said term, then this Option shall terminate and all obligations of Grantor to Grantee hereunder shall cease. Grantee shall exercise this Option by providing written notice (in the form attached hereto as Exhibit A) to Grantor within the Option term. Grantor shall have twenty (20) days following receipt of said notice to pay Grantee the Option purchase price described in paragraph 1 hereof, which shall be paid in cash and delivered to Grantee's place of business within said twenty (20) day period. Upon receipt of payment as required hereinabove, Grantee shall deliver its share certificate for the Shares together with an executed stock power in favor of Grantor. In the event Grantor fails to pay the Option purchase price as required herein, Grantee shall be entitled to foreclose upon the collateral pledged hereunder in full satisfaction of the indebtedness due hereunder, and without further obligation to Grantor for any excess value of said collateral. In the event of such foreclosure, Grantor hereby agrees to execute any and all applications, documents and instruments necessary to transfer the collateral to Grantee, including, without limitation, all filings required by the Federal Communications Commission.

3. REPRESENTATIONS AND WARRANTIES OF GRANTOR. As an inducement to Grantee to enter into this Agreement, Grantor hereby represents and warrants as follows:

(a) AUTHORITY. This Agreement, when fully executed, shall constitute a valid, binding agreement of Grantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or other laws affecting the enforceability of creditors' rights generally and the discretion of the courts in granting equitable remedies. Neither this Agreement, nor the performance of the transactions contemplated herein, shall cause or constitute a violation of any agreement, instrument
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or document to which Grantor or WKKB, Inc. is a party or may be bound, require the approval of any governmental or regulatory authority, or create or terminate the rights of any party against WKKB, Inc.

4. REPRESENTATIONS AND WARRANTIES OF GRANTEE. As an inducement to Grantor to enter into this Agreement, Grantee hereby represents and warrants to Grantor as follows:

(a) ORGANIZATION. Grantee is a duly organized and validly existing corporation, in good standing, under the laws of the state of Nevada. Grantee is duly qualified as a foreign corporation in all jurisdictions in which it is so required to qualify in order to conduct business.

(b) AUTHORITY. Grantee has the full power and authority to enter into this Agreement and to consummate all the transactions required to be performed by it hereunder. To the extent required, all shareholders' and directors' resolutions authorizing Grantee to enter into this Agreement and perform the transactions contemplated hereby have been duly executed and delivered. This Agreement, when fully executed and delivered, shall constitute a valid and binding agreement of Grantee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or other laws affecting the enforceability of creditors' rights generally and the discretion of courts in granting equitable remedies. Neither this Agreement nor the performance of the transactions contemplated herein shall constitute or cause a violation of Grantee's Articles of Incorporation, Regulations or By-laws, or of any agreement, instrument or document to which Grantee is a party or may be bound, require the approval of any governmental or regulatory authority, or create or terminate the rights of any party against Grantee.

5. REPRESENTATIONS AND WARRANTIES COMMON TO GRANTEE AND GRANTOR. As an inducement to each party to enter into this Agreement and to consummate the transactions contemplated herein, each of the parties hereto hereby represents and warrants to the other party as follows:

(a) BROKERS' OR FINDERS' FEES. Such party has neither entered into any agreement, nor has any understanding or arrangement, with any person or entity which would require or result in the payment of any fee, commission or other form of remuneration or expense whatsoever as a result of any transaction described or otherwise contemplated herein. Each party hereto hereby agrees to fully pay any such costs or fees, and to indemnify and hold harmless each other party hereto against liability therefrom, which may become due and payable by reason of such indemnifying party's arrangement with any broker, finder or other person or entity asserting any claim for such costs and fees.

(b) OMISSIONS. Such party has not made any representation or warranty herein which is false or misleading in any material respect or which omits to state a fact necessary to make such statement not misleading in any material respect.

(c) CONTINUING NATURE. All of the representations and warranties set forth in this Agreement by such party will continue to be true and correct through the Closing hereof.

6. INDEMNIFICATION. Grantee hereby agrees to indemnify and hold Grantor harmless from and against any and all liabilities, losses, expenses, claims or demands whatsoever arising, resulting, sustained or incurred by Grantor in connection with any material violation or breach of Grantee's representations, warranties and covenants, or any other provision, set forth herein, subject to Grantor's acts of omission or commission; and Grantor hereby agrees to indemnify and hold Grantee harmless from and against any and all liabilities, losses, expenses, claims or demands whatsoever arising, resulting, sustained or incurred by Grantee in connection with any material violation or breach of Grantor's representations, warranties and covenants, or any other provision, set forth herein, subject to Grantee's acts of omission or commission. Such indemnification shall include, but shall not be limited to, any and all reasonable attorneys fees, suits, costs and other expenses as may be incurred in defending or prosecuting any action or other proceeding brought in connection with this Agreement and/or this indemnification, including actions for declaratory judgment, seeking release of liability, or otherwise; provided, however, that the amount of any such indemnification shall be limited as prescribed by any court of competent jurisdiction. In the event any claim is asserted against either party hereto which could constitute a material breach or

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violation of any of the representations, warranties, covenants or other provisions of this Agreement by the other party hereto, or in the event either party hereto is required to commence any action or other proceeding to assert, defend or otherwise establish any of its rights or duties under this Agreement, the party seeking indemnification hereunder shall promptly give written notice of such claim to the other party who shall, within ten (10) days after the receipt of such notice, give the party seeking indemnification written notice of the other party's decision whether or not to defend such claim or to participate in any action or other proceeding brought hereunder. In the event the other party decides not to defend or otherwise participate in any action or other proceeding as described in the preceding sentence, the party seeking indemnification hereunder may proceed without further notice to the other party, and the other party shall nevertheless remain fully liable hereunder. Either party hereto may fully participate contemporaneously with the other party hereto in any such action or other proceeding, at its own expense, without affecting in any way the provisions of this indemnification.


7.    MISCELLANEOUS.

      (a) NOTICES. All necessary notices, demands and requests shall be deemed to have been fully given when deposited in the United States Mail, certified mail with postage prepaid, addressed as follows:

            If to Grantee:                     PCG of the Florida Keys, Inc.
                                               3366 Riverside Drive, Suite 200
                                               Columbus, Ohio  43221
                                               Attn:  John E. Rayl, President

            With a copy to:                    Charles A. Koenig, Esq.
                                               Koenig & Owen
                                               65 South Fifth Street
                                               Columbus, Ohio 43215

            If to Grantor:                     Richard L. Silva
                                               Sombrero Marina
                                               35 Sombrero Boulevard
                                               Marathon, Florida  33050

            With a copy to:                    William D. Silva, Esq.
                                               Blair, Joyce & Silva
                                               1825 K Street, N.W.
                                               Washington, D.C.  20006

      (b) HEADINGS. The paragraph headings contained in this Agreement are for convenience of reference only and do not form a part hereof or in any way modify, interpret or construe the meanings of the parties.

      (c) MODIFICATIONS; WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement.

      (d) PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

      (e) CONTROLLING LAW; SITUS. All matters affecting the interpretation of this Agreement an the rights of the parties hereto in relation to this Agreement shall be governed an controlled by the laws of the State of Delaware, and any litigation involving this Agreement shall be instituted, tried and finally determined only in the Courts of the State of Ohio.

      (f) SURVIVAL OF CLOSING AND BINDING EFFECT. It is agreed that all promises, agreements, covenants, warranties and representations of the parties hereto which are contained herein shall

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survive and continue in full force and effect after the Closing.  It is further agreed that every provision of this Agreement shall be binding upon each of the parties and their respective heirs, executors, administrators, successors and assigns.

      (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, and there are no representations, warranties, covenants or undertakings other than those expressly set forth herein.

      (h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representative on the day and year first set forth above.



                                       ________________________________
                                       Richard D. Silva


                                       PCG Of The Florida Keys, Inc.

                                       By:  ____________________________
                                            President


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                                   EXHIBIT A

                          NOTICE OF EXERCISE OF OPTION



RICHARD L. SILVA
c/c Sombrero Marina
35 Sombrero Boulevard
Marathon, Florida  33050


Date:____________________, 199___


The undersigned hereby irrevocably elects to exercise its Option to sell all of its shares of common stock of WKKB, Inc., consisting of forty-nine (49) of the issued and outstanding shares of stock of WKKB, Inc., in consideration of the sum of Twenty Thousand Dollars ($20,000), which is to be paid by you to the undersigned, in cash, within twenty (20) days following your receipt of this Notice. Failure on your part to make the payment within said twenty (20) days shall entitle the undersigned to proceed against the collateral pledged by you to secure payment of this obligation.

                                        PCG of the Florida Keys, Inc.



By:_____________________________________
                 Title


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